Exhibit 10.14

THIRD AMENDMENT TO SUPPLEMENTAL

RETIREMENT/DEATH BENEFITS AGREEMENT

This THIRD AMENDMENT TO SUPPLEMENTAL RETIREMENT/DEATH BENEFITS AGREEMENT (this “Amendment”), effective as of December 31, 2008, is made and entered into by and among POST, BUCKLEY, SCHUH & JERNIGAN, INC., a Florida corporation (“PBS&J”), THE PBS&J CORPORATION, a Florida corporation (collectively with PBS&J, the “Corporation“), and ROBERT J. PAULSEN (the “Employee”).

Background

The Corporation and Employee are parties to a Supplemental Retirement/Death Benefits Agreement dated December 17, 1987, as amended (as further amended from time to time, the “Agreement”). The parties desire to further amend the Agreement to reflect the current and revised understanding of the parties with respect to certain rights, obligations and benefits of the parties under the Agreement, and to bring the terms of the Agreement into compliance with the requirements of Sections 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

Operative Terms

The parties hereto agree as follows:

1. Post-Employment Health Benefits. Section 3 of the First Amendment dated May 19, 1998 between the Corporation and Employee (“First Amendment”) is hereby deleted in its entirety and replaced with “Reserved.”

2. Post-Employment Expenses.

(a) Section 4 of the First Amendment dated January, 2002 is amended and restated to read as follows:

“The Corporation shall reimburse the Employee for all reasonable expenses described on Exhibit B to the Agreement incurred by Employee during the period commencing on the date of Employee’s separation from service from the Corporation and ending on the date that is fifteen (15) years thereafter (“Coverage Period”).”

(b) “Appendix 1” attached to this Third Amendment is attached to the Agreement as the new Exhibit B thereto.

3. Payment Terms for Reimbursements and In-Kind Benefits. Notwithstanding anything to the contrary in the Agreement, the following terms and conditions govern the reimbursement of expenses and provision of in-kind benefits under the Agreement (including under Sections 1 and 3 of this Third Amendment thereto):

(a) The expense reimbursement or in-kind benefit will be made or provided only during the applicable period of time specifically set forth in the Agreement.

(b) All expense reimbursements will be made upon Employee’s request in accordance with the Corporation’s normal policies (to the extent consistent with this Section 4) but, to the extent the expense reimbursements are not exempt from the requirements of Section 409A of the Code, reimbursement shall be made no later than the last day of the calendar year immediately following the calendar year in which the expense was incurred.

(c) To the extent the expense reimbursements or in-kind benefits are not exempt from the requirements of Section 409A of the Code, (1) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a taxable year will not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, and (2) the right to the reimbursement or the in-kind benefit will not be subject to liquidation or exchange for another benefit.

4. Separation from Service. To the extent necessary to comply with Section 409A of the Code, references to “termination of employment,” “separation from service” or variations thereof in the Agreement shall mean the Employee’s “separation from service” from the PBS&J Controlled Group within the meaning of Section 409A(a)(2)(A)(i) of the Code and the rules of Treasury Regulations Section 1.409A-1(h); provided that “less than 50%” is adopted in lieu of the default “20% or less” standard for determining a separation from service. The “PBS&J Controlled Group” means the Corporation and every entity or other person which collectively with the Corporation constitutes a single service recipient (as that term is defined in Treasury Regulations Sections 1.409A-1(g)) as the result of the application of the rules of Treasury Regulations Sections 1.409A-1(h)(3).

5. This Amendment records the final, complete, and exclusive understanding among the parties regarding the amendment of the Agreement. In the event of a conflict or inconsistency between the provisions of this Amendment and the Agreement, the provisions of this Amendment shall control and govern. As amended by this Amendment, the Agreement remains in full force and effect in accordance with its terms; provided that Employee acknowledges that (and his designated beneficiary, heirs, successors and assigns) the benefits described in Sections 1, 2 and 3 of the original Agreement dated December 17, 1987 (as amended) will be provided under the terms of the PBSJ Corporation Key Employee Capital Accumulation Plan effective as of September 30, 2008. Without limiting the generality of the foregoing, the Employee’s obligations under Sections 4 and 5 of the original Agreement dated December 17, 1987, and the Corporation’s rights under Section 6 thereof, remain in full force and effect.

6. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, notwithstanding that all of the parties are not signatories to the original or the same counterpart. A party’s receipt of a facsimile signature page or portable document format (PDF) copy of a signature page to this Amendment shall be treated as the party’s receipt of an original signature page.

[Signature Pages Follow]

SIGNATURE PAGE TO THIRD AMENDMENT TO

SUPPLEMENTAL RETIREMENT/DEATH BENEFITS AGREEMENT

The undersigned have executed this Amendment to be effective as of the date first written above.

POST, BUCKLEY, SCHUH & JERNIGAN, INC., a Florida corporation

By:	/s/ Donald J. Vrana
Name:	Donald J. Vrana
Title:	CFO

THE PBS&J CORPORATION, a Florida corporation

By:	/s/ John B. Zumwalt, III
Name:	John B. Zumwalt, III
Title:	CEO and Chairman

/s/ Robert J. Paulsen
ROBERT J. PAULSEN

Appendix 1

Exhibit B – Schedule of Reimbursable Expenses

(a)	Cellular Telephone (one).

(b)	State-of-the-Art Computer (new unit every third calendar year during the Coverage Period).

(c)	Internet Access Charges.

(d)	Professional/Financial Newspapers and Magazines.

(e)	Airline Club Membership (one).

(f)	Inclusion as American Airlines Platinum Tier member (or equivalent at another airline).

(g)	Budget Rental Car Optimum level (or equivalent at another company).

(h)	Annual Tax Return Preparation.

(i)	Annual Physical Exam.

(j)	Use of Breckenridge Condominium for two weeks per calendar year, including one week during ski season.

(k)	Automobile lease, including insurance, tag, maintenance and repairs.

(l)	Air fare (business class, or first class where business class is not available).

(m)	Country Club Membership dues and fees (subject to maximum of $3,600 per calendar year).

Subject to the requirements of Section 409A of the Code, the Corporation may amend, modify or terminate this Exhibit B at any time.